Exhibit 10.3

CLASS B PREFERRED STOCK REDEMPTION AGREEMENT

CLASS B PREFERRED STOCK REDEMPTION AGREEMENT (this “Agreement”), dated as of September 13, 2019, by and between MOBIQUITY TECHNOLOGIES, INC., a New York corporation (the “Company”), having an address at 35 Torrington Lane, Shoreham, New York 11786 (the “Company”) and DEEPANKAR KATYAL, an individual (“Katyal”), having an address at 5447 31st Ave SW, Seattle, WA 98126.

RECITALS

WHEREAS, Katyal is a holder of one (1) share of Class B Preferred Stock, $0.0001 par value per share, of the Company (the “Class B Stock”); and

WHEREAS, the Company issued the Class B Stock to Katyal pursuant to the Employment Agreement dated December 7, 2018 (the “Employment Agreement”) between Advangelists, LLC, a Delaware limited liability company (“Advangelists”) which is a wholly-owned subsidiary of the Company, and Katyal; and

WHEREAS, on even date herewith the Employment Agreement was amended pursuant to Amendment No. 1 to Employment Agreement (the “Employment Agreement Amendment”), which Employment Agreement Amendment provides that the Company shall redeem the Class B Stock from Katyal.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement and the Employment Agreement Amendment, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.               Redemption of Class B Shares.

1.1.          Redemption. Effective as of the date of this Agreement, Katyal hereby sells, assigns, transfers, conveys and delivers to the Company, and the Company hereby redeems and accepts from Katyal, all of Katyal’s right, title and interest in and to the Class B Stock, free and clear of any and all liens, charges, pledges, security interests, claims, mortgages, options, encumbrances, rights of first refusal, conditions, covenants and other restrictions (“Liens”).

1.2.          Consideration. In consideration for the redemption of the Class B Stock, the Company and Katyal have entered into the Employment Agreement Amendment, among other good and valuable consideration.

1.3.          Dividends. No dividends earned or payable pursuant to the terms of the Class B Stock prior to the date hereof (if any) are deemed earned or payable and are cancelled and void ab initio; and Katyal shall have no rights to any such dividends, and he hereby fully and absolutely releases any and all rights and claims to any such dividends that he has or may have.

2.               Deliveries.

2.1.          On the date hereof, Katyal shall deliver to the Company the following:

(i)              a signed counterpart to this Agreement;

(ii)            A stock power referencing the Class B Stock as uncertificated, duly endorsed by Katyal in blank, together with any other documents necessary in order to transfer the shares to the Company.

2.2.          On the date hereof, the Company shall deliver to Katyal a signed counterpart to this Agreement.

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3.               Representations and Warranties of the Company. The Company hereby represents and warrants to Katyal that:

3.1.           The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of New York. The Company has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Katyal) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

3.2.           The execution, delivery and performance by the Company of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of the Company; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company.

3.3.           No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

3.4.           There is no claim, action, suit, proceeding or governmental investigation ("Action")  pending or, to the Company’s knowledge, threatened against or by the Company or any affiliate of the Company that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

4.               Representations and Warranties of Katyal. Katyal hereby represents and warrants to the Company that:

4.1.          Katyal has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Katyal, and (assuming due authorization, execution and delivery by the Company) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Katyal, enforceable against Katyal in accordance with their respective terms.

4.2.          The execution, delivery and performance by Katyal of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Katyal; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Katyal is a party; or (d) result in the creation or imposition of any Lien on the Class B Stock.

4.3.          There is no Action of any nature pending or, to Katyal's knowledge, threatened against or by Katyal (a) relating to or affecting the  Class B Stock; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

4.4.          Katyal is the sole legal, beneficial, record and equitable owner of the Class B Stock, free and clear of any and all Liens whatsoever.

4.5.          No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Katyal.

5.               Miscellaneous.

5.1.          Further Assurances. Following the date hereof, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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5.2.          Governing Law; Waiver of Jury Trial. This Agreement shall be governed by the internal law of the State of New York without regard to the choice of law provisions of any jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts located within Suffolk County, New York for the purposes of any action or claim arising out of this Agreement or any transaction contemplated hereby, and agrees to commence any such action or claim only in such courts. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

5.3.          Counterparts; Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.4.          Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5.          Expenses. Except as expressly set forth herein, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, whether or not the transactions contemplated by this Agreement are consummated.

5.6.          Amendments. This Agreement shall not be amended, modified or terminated except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of the Company and Katyal.

5.7.          Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.8.          Entire Agreement. This Agreement and the other agreements, documents and instruments referred to herein or contemplated hereby constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

5.9.           Representation by Counsel; Interpretation. The parties hereto acknowledge that this Agreement has been prepared by Ruskin Moscou Faltischek, P.C. (“RMF”), counsel for the Company. The parties hereto further acknowledge that RMF has not provided any tax advice or guidance to either of the parties hereto with respect to the transactions contemplated herein. Katyal further acknowledges that it has been afforded the opportunity to be represented by counsel in connection with this Agreement and the transactions contemplated hereby and it has either done so or elected not to do so. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties hereto. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ Deepankar Katyal
DEEPANKER KATYAL

MOBIQUITY TECHNOLOGIES, INC.

By:/s/ Dean Julia
Name: Dean Julia
Title: Chief Executive Officer

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